SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): December 22, 2008

Delta Apparel, Inc.
(Exact name of registrant as specified in its charter)

Georgia
(State or Other Jurisdiction of Incorporation)

1-15583		58-2508794
(Commission File Number)		(IRS Employer Identification No.)

2750 Premiere Parkway, Suite 100, Duluth, Georgia	30097
(Address of principal executive offices)	(Zip Code)

(678) 775-6900
(Registrant's Telephone Number Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 22, 2008, the Company's Board of Directors appointed James A. Cochran as a director of the Company, filling a new seat on the board.  Mr. Cochran (age 61) is Senior Vice President responsible for Investor Relations and Corporate Strategies of TurboChef Technologies, Inc., a provider of equipment, technology and services for high speed preparation of food, a position he has held since October 2007.  He was previously the Senior Vice President and Chief Financial Officer of TurboChef Technologies, Inc. since October 2003.  The Board has determined that Mr. Cochran is “independent” as defined by AMEX Rule 121A and he has been appointed to serve on the Audit Committee of the Company’s board of directors.  Mr. Cochran will participate in the Company's 2004 Non-Employee Director Stock Plan and will receive a grant of options for 500 shares of the Company's common stock, which represents the standard grant to each of our directors for service during fiscal year 2009, pro rated for the portion of our fiscal year 2009 during which Mr. Cochran will serve as a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA APPAREL, INC.

Date:	December 29, 2008	/s/ Deborah H. Merrill
Deborah H. Merrill
Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release issued by Delta Apparel, Inc. on December 29, 2008.